UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 22, 2005

Handleman Company

(Exact Name of Registrant as Specified in Its Charter)

Michigan

(State or Other Jurisdiction of Incorporation)

1-7923	38-1242806
(Commission File Number)	(IRS Employer Identification No.)

500 Kirts Boulevard, Troy, Michigan	48084-4142
(Address of Principal Executive Offices)	(Zip Code)

(248) 362-4400

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement

On November 22, 2005, Handleman and certain borrowing subsidiaries entered into a fifth amended and restated credit agreement (“2005 Credit Agreement”) with certain banks that include LaSalle Bank Midwest Association, as Agent, KeyBank National Association, as a Co-Syndication Agent, Comerica Bank, as a Co-Syndication Agent, U.S. Bank, N.A., as a Co-Syndication Agent and National City Bank of the Midwest, as Documentation Agent (Attached as Exhibit 10.1). The 2005 Credit Agreement amends and restates the credit agreement entered by Handleman Company and certain borrowing subsidiaries with certain banks including Standard Federal Bank, as Agent, KeyBank National Association, as Syndication Agent and Firstar Bank, as Document Agent dated August 8, 2001 (as amended October 1, 2002; September 18, 2003; July 30, 2004 and January 10, 2005) (“2001 Credit Agreement”).

Material Terms and Conditions

Handleman entered into the 2005 Credit Agreement to finance the acquisition discussed in Item 2.01 of this report. The 2005 Credit Agreement provides for a maximum $250 million revolving credit facility, which will be incrementally reduced to $200 million through 2009 (a $10 million reduction in November 2007; a $20 million reduction in November 2008; and a $20 million reduction in November 2009). The 2005 Credit Agreement has a five-year term which expires in November 2010, and extends the term of the 2001 Credit Agreement, which was scheduled to expire in October 2007. The 2005 Credit Agreement’s interest rate range is from LIBOR plus 75 basis points to LIBOR plus 200 basis points, inclusive of facility fees. The actual rate will adjust quarterly based upon Handleman’s leverage ratio. The 2001 Credit Agreement’s interest rate had a range from LIBOR plus 100 basis points to LIBOR plus 235 basis points, inclusive of facility fees.

The Bank Group Commitment (in millions) is as follows:

Bank Name	Commitment
LaSalle Bank	$45
KeyBank	32
U.S. Bank	32
Comerica Bank	32
Huntington Bank	25
Fifth Third Bank	24
Charter One	30
National City	30

$250

The 2005 Credit Agreement has several financial covenants. The parties have agreed to certain defined terms that are explained comprehensively in the text of the 2005 Credit Agreement. Certain of the Financial Covenants are as follows:

•	Minimum Debt Service Ratio: Cannot be < 1.75

Adjusted EBITDA Less Capital Expenditures
Current Debt + Net Interest Expense

(Bank debt is not considered current unless the 2005 Credit Agreement has less than one year remaining.)

•	Maximum Leverage Ratio: Cannot be > 3.25 (reducing to 3.00 by April 30, 2006 and to 2.75 by April 30, 2007)

Current and Non-Current Debt
Adjusted EBITDA

•	Maximum Borrowing Ratio: Cash + 80% Accounts Receivable

•	Investments, Loans, and Advances of non-guarantors to the 2005 Credit Agreement cannot be > 20% of Net Worth

•	Dividends, Redemptions and Other Distributions (including stock repurchases) are limited to $50 million plus 50% of quarterly net income for quarters that end after the date of the 2005 Credit Agreement.

•	Minimum Consolidated Net Worth of $228.5 million (80% of consolidated net worth as of July 31, 2005) plus 50% of positive quarterly net income for quarters that end after the date of the 2005 Credit Agreement.

The Minimum Debt Service Covenant, The Maximum Borrowing Ratio Covenant, the Investments, Loans and Advances Covenant, and the Dividends, Redemption and Other Distribution Covenant utilize the same formula in the 2005 Credit Agreement and the 2001 Credit Agreement. The Maximum Leverage Ratio covenant in the 2001 Credit Agreement was 2.5, which differs from the above stated ratio in the 2005 Credit Agreement. The Minimum Consolidated Net Worth covenant was changed from Tangible Net Worth as stated in the 2001 Credit Agreement to Net Worth as stated in the 2005 Credit Agreement.

The costs related to the 2005 Credit Agreement are 15 basis points payable to existing lenders under Handleman’s 2001 Credit Agreement based on their current $150 million commitment, which totals $225,000; 25 basis points for funding in excess of Handleman’s 2001 Credit Agreement amount of $250 million, which totals $250,000; an arrangement fee of $100,000; and other costs that include legal costs and various other related costs that are consistent with the 2001 Credit Agreement.

Section 2 Financial Information

Item 2.01.	Completion of Acquisition or Disposition of Assets

On November 22, 2005, Handleman Company (“Handleman”) completed the purchase of all the stock, options and warrants of the Crave Entertainment Group, Inc. (“CEG”) from Crave’s Shareholders, Optionholders and Warrantholders pursuant to a Securities Purchase Agreement (“SPA”) dated October 18, 2005, as amended, among Handleman and the Shareholders, Optionholders and Warrantholders of CEG. CEG is a distributor of video game software, hardware and accessories and Crave-brand exclusively distributed video game software to national and regional retailers.

Pursuant to the SPA, Handleman acquired all of the outstanding capital stock and options and warrants to purchase capital stock of CEG (the “Securities”). The Securities were acquired by Handleman for cash consideration of approximately $95 million that consists of: i) a $58.9 million promissory note at closing (which note is due and payable November 28, 2005) that is subject to certain adjustments based upon CEG’s working capital and net assets and is subject to increase to reimburse CEG’s shareholders for increased taxes they will incur as a result of electing to treat the transaction as an asset purchase for tax purposes (the amount of which reimbursement has not yet been determined); ii) approximately $5.3 million loaned to CEG to repay term, subordinated and affiliate indebtedness iii) $5 million paid into an escrow account to be distributed 24 months after the closing subject to indemnification claims; iv) up to $2 million paid on or about January 2, 2008, if three employees remain with CEG through December 31, 2007; and, iv) up to $21 million in earn out payments that are payable based upon CEG’s adjusted EBITDA for the calendar years 2005, 2006 and 2007 as those figures are calculated for each of such years. Handleman also loaned $49.1 million to CEG to repay CEG’s revolving line of credit. It also paid a portion of the promissory note delivered at closing by loaning $2.1 million to CEG to pay fees and expenses and amounts payable to Optionees.

Handleman financed the transaction by borrowing under its Amended and Restated Credit Agreement dated November 22, 2005, discussed in Item 1.01 of this report. LaSalle Bank Midwest Association is the agent bank for the credit agreement. James Nicholson, the Chairman of the Board of LaSalle Bank, is also a Director serving on Handleman’s Board of Directors. Mr. Nicholson both abstained from participating in the discussion related to financing this transaction and from voting on the resolution approving the financing of this transaction.

Item 2.02.	Results of Operations and Financial Condition

On November 22, 2005, Handleman Company issued an earnings release announcing its results for the second quarter ended October 29, 2005. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Section 9 Financial Statement and Exhibits

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

Financial Statements required by this item will be filed by amendment within 71 calendar days after the date of this report.

(b)	Pro Forma Financial Information.

Pro forma financial information required by this item will be filed by amendment within 71 calendar days after the date of this report.

(c)	Exhibits.

Exhibit Number	Exhibit Name
10.1	Amended and Restated Credit Agreement between Handleman Company and Certain Borrowing Subsidiaries and with LaSalle Bank Midwest Association, as Agent, KeyBank National Association, as a Co-Syndication Agent, Comerica Bank, as a Co-Syndication Agent, U.S. Bank, N.A., as a Co-Syndication Agent and National City Bank of the Midwest, as Documentation Agent, dated November 22, 2005.

99.1	Handleman Company’s earnings release announcing its results for the second quarter ended October 29, 2005.

Forward-Looking Statements:

This Form 8-K may contain forward-looking statements that are not historical facts. These statements involve risks and uncertainties and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This Form 8-K should be read in conjunction with the “Forward-Looking Statements” section in Handleman Company’s 2005 Form 10-K (which sections are incorporated by reference herein) and in conjunction with other SEC reports filed by Handleman that disclose other factors that may cause Handleman’s actual results to differ materially. Handleman expressly disclaims any current intention to update any forward-looking statements contained in this report as a result of new information or future events or developments.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANDLEMAN COMPANY

Date: November 23, 2005	By:	/s/ Thomas C. Braum, Jr.
	Name:	Thomas C. Braum, Jr.
	Title:	Senior Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Name
10.1	Amended and Restated Credit Agreement between Handleman Company and Certain Borrowing Subsidiaries and with LaSalle Bank Midwest Association, as Agent, Keybank National Association, as a Co-Syndication Agent, Comerica Bank, as a Co-Syndication Agent, U.S. Bank, N.A., as a Co-Syndication Agent and National City Bank of the Midwest, as Documentation Agent, dated November 22, 2005.

99.1	Handleman Company’s earnings release announcing its results for the second quarter ended October 29, 2005.